UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

ALASKA SILVER CORP.
(Exact name of registrant as specified in its charter)

British Columbia	333-290204	87-4818470
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1500-1111 West Hastings St,
 Vancouver, British Columbia, Canada V6E 2J3
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (520) 200-1667

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2026, the Board of Directors (the "Board") of Alaska Silver Corp. (the "Company") approved the execution of agreements, subject to receipt of all necessary regulatory approvals, including acceptance by the TSX Venture Exchange and the approval of disinterested shareholders of the Company at its next meeting of shareholders, with Christopher Marrs (CEO), Joan Marrs (VP Administration), Joe Piekenbrock (VP Exploration) and Piek Exploration LLC (a company controlled by Joe Piekenbrock) (together, the "Creditors") for the conversion of a portion of debt owing to them for the issuance of common shares of the Company (the "Debt Settlement Agreements").

The debt to be settled by the Debt Settlement Agreements represents deferred management fees owed to the Creditors, which accrued pursuant to employment and consulting agreements between the Company and the Creditors between 2023 and 2025 (in the case of Christopher Marrs and Joan Marrs) and from 2022 to present (in the case of Joe Piekenbrock). Pursuant to the Debt Settlement Agreements, Christopher Marrs, Joan Marrs, Joe Piekenbrock and Piek Exploration LLC will receive 745,479, 484,386, 188,967 and 90,878 shares of common shares of the Company, respectively (the "Settlement Shares"), in exchange for the settlement of C$611,292.68, C$397,196.54, C$154,953.12 and C$74,520.00 in fees, respectively. The Settlement Shares will be subject to a four-month hold period from the date of issuance in accordance with applicable Canadian securities laws, in addition to such other restrictions as may apply under applicable securities laws of jurisdictions outside Canada

Copies of the Debt Settlement Agreements are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and the full text of such exhibits are incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On May 19, 2026, the Company issued a press release entitled "Alaska Silver Announces Plan for Deferred Management Fees Transaction." A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference into this Item 7.01.

Also on May 18, 2026, the Company granted an aggregate of 100,000 stock options to an officer of the Company pursuant to its Long-Term Incentive Plan. The grants were made in accordance with the Company's compensation policy. Each stock option is exercisable at C$0.82 per share for a term of five years.

The information set forth in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of such section. The information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as shall be expressly set forth by specific reference in such a filing. This Current Report on Form 8-K (the "Report") will not be deemed an admission as to the materiality of any information in this Report that is required to be disclosed solely by Regulation FD.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release entitled "Alaska Silver Announces Plan for Deferred Management Fees Transaction" dated May 19, 2026
10.1	Shares for Debt Settlement Agreement - Kit Marrs
10.2	Shares for Debt Settlement Agreement - Joan Marrs
10.3	Shares for Debt Settlement Agreement - Joe Piekenbrock
10.4	Shares for Debt Settlement Agreement - Piek Exploration LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2026

ALASKA SILVER CORP.

By:	/s/ Darren Morgans
Darren Morgans
Chief Financial Officer